CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 28, 2001, relating to the financial statements and per-share data and ratios of The Tax-Exempt Bond Fund of America, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Prospectuses, Reports to Shareholders and Proxy Statements" in such Registration Statement.
PricewaterhouseCoopers LLP
Los Angeles, California
July 15, 2002